Exhibit 99.1

Garrison Capital Inc. Declares First Quarter 2018 Distribution of $0.28 Per Share and Announces Fourth Quarter and Fiscal Year Ended December 31, 2017 Financial Results and Earnings Call

NEW YORK, NEW YORK – March 6, 2018 – Garrison Capital Inc., a business development company (NASDAQ: GARS), today announced its financial results for the fourth quarter and fiscal year ended December 31, 2017.

References to “we,” “us,” “our,” the “Company” and “Garrison Capital” refer to Garrison Capital Inc. and its consolidated subsidiaries.

Fourth Quarter and Year Ended December 31, 2017 Highlights

•	Net investment income for the quarter and year ended December 31, 2017 was $4.3 million, or $0.27 per share, and $17.2 million, or $1.07 per share, respectively;

•	Net realized and unrealized loss on investments for the quarter and year ended December 31, 2017 was $0.6 million, or $0.04 per share, and $11.0 million, or $0.68 per share, respectively;

•	Net increase in net assets resulting from operations for the quarter and year ended December 31, 2017 was $3.7 million, or $0.23 per share, and $6.2 million, or $0.39 per share, respectively;

•	Our board of directors declared a first quarter 2018 distribution of $0.28 per share, payable on March 29, 2018 to stockholders of record as of March 23, 2018; and

•	Declared aggregate dividends of $1.12 per share in 2017, representing a dividend yield of 9.5% based on our average 2017 net asset value.

Consolidated Results of Operations

Consolidated operating results for the three months ended December 31, 2017 and year ended December 31, 2017 are as follows:

	Three Months Ended	Year Ended
	December 31, 2017	December 31, 2017
($ in thousands, except per share data)	(Unaudited)	(Audited)
Total investment income	$ 9,689	$ 36,620
Total expenses	5,421	19,393
Net investment income	4,268	17,227
Net realized loss on investments	(25,961)	(25,388)
Net change in unrealized gain on investments	25,411	14,388
Net increase in net assets resulting from operations	3,718	6,227

Net investment income per share	0.27	1.07
Net realized/unrealized loss on investments per share	(0.04)	(0.68)
Net earnings per share	0.23	0.39
Net asset value per share	11.69	11.69

Total investment income for the three months ended December 31, 2017 was $9.7 million and net investment income was $4.3 million. Total net expenses for the three months ended December 31, 2017 were $5.4 million. Total investment income for the year ended December 31, 2017 was $36.6 million and net investment income was $17.2 million. Total net expenses for the year ended December 31, 2017 were $19.4 million.

The net change in realized and unrealized loss for the three months ended December 31, 2017 of $0.6 million was primarily driven by the realization of investments of $0.8 million derived from Walnut Hill Physicians’ Hospital of

$1.8 million, offset by gains on Badlands Production Company and Forest Park Medical Center at San Antonio of $0.8 million and $0.2 million. In addition, there was $0.2 million of aggregate positive fair value adjustments across various portfolio investments.

For the year ended December 31, 2017, we realized a net loss on investments of $25.4 million. These losses were primarily driven by the realization of portfolio investments including Forest Park Medical Center at San Antonio, Walnut Hill Physicians’ Hospital, Badlands Production Company, Speed Commerce Operating Company and Speed Commerce Investment Partners in the amounts of $8.8 million, $6.1 million, $6.0 million, $3.3 million and $1.7 million, respectively. These losses were partially offset by realized gains on 360 Holdings III Corp and AP Gaming I in the amounts of $0.2 million and $0.1 million, respectively, and an aggregate $0.2 million of net gains from partial repayments across our remaining portfolio.

The net change in unrealized gain on investments of $14.4 million for the year ended December 31, 2017 was primarily driven by the reversal of unrealized losses on realized portfolio assets including Forest Park Medical Center at San Antonio, Badlands Production Company and Speed Commerce Investment Partners in the amounts of $7.8 million, $4.1 million and $1.7 million, respectively. In addition, we incurred a negative fair value adjustment on our investments in Prosper Marketplace in the amount of $1.4 million and an aggregate $0.4 million of negative fair value adjustments across our remaining portfolio. This was partially offset by a positive fair value adjustment on Sprint Industrial Holdings of $1.0 million.

Portfolio and Investment Activities

For the three months ended December 31, 2017, we originated one core investment, closed four core club investments, purchased one core investment and closed add-on investments for a total of $49.8 million of par with a weighted average yield of 8.3%. For the three months ended December 31, 2017, repayments in our portfolio consisted of five investments, including the realization of four non-accrual assets and other partial repayments for a total of $37.8 million of par with a weighted average yield of 9.1%.

For the year ended December 31, 2017, we made investments of $110.4 million to 21 new portfolio companies and $25.0 million of add-on investments to existing portfolio companies resulting in aggregate $135.4 million of portfolio additions at a weighted average yield of 8.2%. For the year ended December 31, 2017, repayments in our portfolio consisted of the early full repayments and partial repayments and sales across 17 portfolio companies totaling an aggregate par of $132.2 million with a weighted average yield of 9.8%.

See below for portfolio activity table.

Par (in millions)	Q4 2017	Q3 2017	Q2 2017	Q1 2017	FY 2017	Quarterly Average

Originated	$ 9.3	$ 6.7	$ -	$ -	$ 16.0	$ 4.0
Club	26.1	8.1	14.0	-	48.2	12.1
Purchased	8.2	1.4	10.9	25.7	46.2	11.6
Total add-on investments	6.2	5.8	10.1	2.9	25.0	6.3
Total additions	49.8	22.0	35.0	28.6	135.4	33.9
Less: Total repayments/sales(1)	(37.8)	(23.2)	(32.6)	(38.6)	(132.2)	(33.0)

Net repayments/additions	$ 12.0	$ (1.2)	$ 2.4	$ (10.0)	$ 3.2	$ 0.9

						Quarterly
Summary	Q4 2017	Q3 2017	Q2 2017(2)	Q1 2017	FY 2017	Average
Number of new investments	6	3	4	8	21	5
Weighted average yield of additions(3)	8.3%	8.6%	8.9%	7.1%	8.2%	8.2%
Number of repayments/sales(1)	5	4	5	3	17	4
Weighted average yield of repayments/sales(3)	9.1%	9.1%	9.6%	10.6%	9.8%	9.6%

(1)	Q4 2017 includes the Badlands, Forest Park II, Speed Commerce Operating Company and Walnut Hill II realization events and reduction of par of $31.6 million
(2)	Q2 2017 activity excludes a $0.4 million transitory loan that was both purchased and sold during the quarter
(3)	Weighted average yield excludes investments with a risk rating of 4 and non-accrual investments

The following table shows select information of our portfolio as of December 31, 2017 and December 31, 2016.

Portfolio characteristics ($ in millions, % based on fair value)*	December 31, 2017	December 31, 2016
Total fair market value	$ 394.7	$ 376.7
Number of portfolio companies	62	58
Average investment size (1)	$ 6.0	$ 6.2
Weighted average yield measured at amortized cost(2)	9.9%	10.4%
Weighted average yield measured at fair value(2)	10.0%	10.9%
Weighted average price (1)	98.6	95.0
First lien senior secured	98.2%	96.6%
Equity, consumer loans & subordinated debt	1.8%	3.4%
Core	94.5%	97.3%
Transitory	5.5%	2.7%
Originated	45.1%	53.0%
Club	24.3%	27.0%
Purchased	30.6%	20.0%
Floating(1)	99.3%	96.8%
Fixed(1)	0.7%	3.2%
Performing(1)	98.9%	97.5%
Non-accrual(1)	1.1%	2.5%
Weighted average debt/EBITDA(1)(2)(3)	3.7x	3.6x
Weighted average risk rating(1)	2.4	2.5

(1)	Excludes consumer loans and equity investments
(2)	Excludes investments with a risk rating of 4, unfunded revolvers, non-accrual investments and equity investments
(3)

Excludes non-operating portfolio companies defined as loans collateralized by proved developed producing value, or PDP, real estate or other hard assets.  PDPs are proven revenues that can be produced with existing wells.  As of December 31, 2017, non-operating portfolio companies with an aggregate $23.5 million of par value and $22.1 million of fair value were excluded. As of December 31, 2016, $49.6 million of par value and $36.0 million of fair value was excluded.

* Table excludes positions with a fair value of zero except for the number of portfolio companies

Liquidity and Capital Resources

As of December 31, 2017, we had cash of $14.9 million and restricted cash of $4.6 million.

In addition to proceeds from public and private offerings of our debt and equity securities and the proceeds from portfolio repayments, we have identified eight portfolio companies with a total par value of $22.3 million and a fair value of $21.6 million which we view as transitory investments. Transitory investments are generally those investments that we view as an additional source of liquidity that we are able to sell in order to fund investments that fit our core investment strategy. These transitory investments are generally at the lower end of our target portfolio yield range.

Our primary use of funds from operations includes investments in portfolio companies, cash distributions to holders of our common stock, payments of interest on our debt, and payments of fees and other operating expenses we incur. We believe that our existing cash and cash equivalents, available borrowings and our transitory portfolio as of December 31, 2017 will be sufficient to fund our anticipated funding requirements through at least December 31, 2018. In addition, we may, from time to time, amend or refinance our leverage facilities and borrowings, including the 2016-2 Notes, in order to, among other things, modify covenants or the interest rates payable and extend the reinvestment period or maturity date. In addition to capital not being available, it may not be available on favorable terms. To the extent we are not able to raise additional capital, or otherwise generate sufficient liquidity or are at or near target leverage ratios, we may receive smaller allocations, if any, on new investment opportunities under our investment adviser’s allocation policy.

Subject to leverage and borrowing base restrictions, as of December 31, 2017, we had $1.0 million available for additional borrowings under our senior secured revolving notes and $20.2 million of available SBIC leverage.

Distributions

On February 28, 2018, our board of directors approved a distribution in the amount of $4.5 million, or $0.28 a share, which will be paid on March 29, 2018 to stockholders of record as of March 23, 2018.

Distributions are paid from taxable earnings and may include return of capital and/or capital gains. The specific tax characteristics of the distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission.

Earnings Conference Call

We will host an earnings conference call at 2:00 p.m. (Eastern Time) on Thursday, March 8, 2018 to discuss our fourth quarter and 2017 fiscal year financial results. All interested parties are welcome to participate. The conference call can be accessed at the following dial-in number: (888) 588-0798. International callers can access the conference call by dialing (706) 634-6548. All participants will need to enter the Conference ID 5984649.  All participants are asked to dial-in to the conference call 10-15 minutes prior to the call so that their name and company information can be collected.

During the earnings conference call, the Company intends to refer to the Q4 2017 Garrison Capital Inc. Earnings Presentation, which will be available prior to the conference call on the Investor Relations section of the Company’s website (www.garrisoncapitalbdc.com) under Webcasts & Presentations.

An archived replay of the call will be available within two hours after the call until 11:59 p.m. (Eastern Time) on
April 8, 2018. To hear the replay, please dial (855) 859-2056. International callers, please dial (404) 537-3406. For all replays, please enter the Conference ID 5984649.

ABOUT GARRISON CAPITAL INC.

Garrison Capital Inc. is a business development company that primarily invests in loans to U.S. based middle-market companies. The Company’s investment activities are managed by its investment adviser, Garrison Capital Advisers LLC, an affiliate of Garrison Investment Group LP (“Garrison Investment Group”). For more information, go to http://www.garrisoncapitalbdc.com.

ABOUT GARRISON INVESTMENT GROUP

Garrison Investment Group is an alternative investment and asset management firm founded in March 2007. Garrison Investment Group invests opportunistically in the debt of middle-market companies, primarily in the areas of corporate finance, real estate finance and structured finance. For more information, go to http://www.garrisoninv.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Garrison Capital Inc.

Brian Chase

www.garrisoncapitalbdc.com

(212) 372-9590